Exhibit 99.1

COMBINED PERPETUAL CORPORATION

Combined Financial Statements

as of, and for the Two Years Ended,

September 30, 2012 and 2013

Independent Auditor’s Report

To the Board of Directors and Management of Perpetual Corporation

We have audited the accompanying combined financial statements of Combined Perpetual Corporation (the “Company”), which comprise the combined balance sheets as of September 30, 2013 and September 30, 2012, and the related combined statements of operations and of cash flows for the years then ended.

Management’s Responsibility for the Combined Financial Statements

Management is responsible for the preparation and fair presentation of the combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the combined financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in  the combined financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company’s preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Combined Perpetual Corporation at September 30, 2013 and  September 30, 2012 and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP
McLean, Virginia
June 16, 2014

COMBINED PERPETUAL CORPORATION

COMBINED BALANCE SHEETS

(Dollars in thousands)

	September 30,
	2012	2013
ASSETS
Current assets
Cash and cash equivalents	$17,529	$13,882
Accounts receivable, less allowance for doubtful accounts of $1,509 and $1,407	38,606	39,644
Program rights	7,679	7,829
Deferred income taxes	1,770	1,821
Other	2,302	3,062
Total current assets	67,886	66,238
Property, plant and equipment, net	34,402	30,343
Intangible assets, net	11,590	11,590
Cash surrender value of life insurance	14,062	—
Program rights	114	426
Deferred income taxes	1,913	1,420
Deferred financing costs and other	7,786	6,418
	$137,753	$116,435
LIABILITIES AND OWNERS’ DEFICIT
Current liabilities
Accounts payable	$1,758	$2,324
Accrued interest payable	13,837	13,751
Program rights payable	9,292	8,874
Accrued employee benefit expenses	5,344	4,492
Other accrued expenses	6,628	4,557
Total current liabilities	36,859	33,998
Long-term debt	455,000	455,000
Program rights payable	109	509
Deferred rent and other	9,965	7,902
Total liabilities	501,933	497,409
Commitments and contingent liabilities (Note 9)
Owners’ deficit (Note 7)	(364,180)	(380,974)
	$137,753	$116,435

See accompanying notes to the combined financial statements.

COMBINED PERPETUAL CORPORATION

COMBINED STATEMENTS OF OPERATIONS

(Dollars in thousands)

	Year Ended September 30,
	2012	2013
Operating revenues, net	$222,184	$235,377
Television operating expenses, excluding depreciation and amortization	120,169	131,366
Depreciation and amortization	10,366	7,935
Corporate expenses	7,492	8,485
	138,027	147,786
Operating income	84,157	87,591
Nonoperating income (expense)
Interest income	—	87
Interest expense	(36,984)	(36,905)
Gain on settlement of insurance policies	—	3,993
Other	(1,542)	(1,470)
Income before income taxes	45,631	53,296
Provision for income taxes	8,523	13,656
Net income	$37,108	$39,640

See accompanying notes to the combined financial statements.

COMBINED PERPETUAL CORPORATION

COMBINED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

	Year Ended September 30,
	2012	2013
Cash flows from operating activities:
Net income	$37,108	$39,640
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,606	7,955
Amortization of deferred financing costs	1,429	1,349
Provision for doubtful accounts	595	183
Loss (gain) on disposal of assets	760	(20)
Other noncash changes in tax provision	(6,637)	(1,938)
Changes in assets and liabilities:
(Increase) decrease in assets:
Accounts receivable	(1,077)	(1,221)
Program rights	(1,012)	(462)
Other current assets	304	(760)
Deferred income taxes	(2,373)	442
Cash surrender value of life insurance	—	14,062
Other noncurrent assets	(197)	19
Increase (decrease) in liabilities:
Accounts payable	(878)	566
Accrued interest payable	(17)	(86)
Program rights payable	93	(18)
Accrued employee benefit expenses	491	(852)
Other accrued expenses	2,951	(2,071)
Deferred rent and other liabilities	212	(2,063)
Total adjustments	4,250	15,085
Net cash provided by operating activities	41,358	54,725
Cash flows from investing activities:
Capital expenditures	(3,100)	(4,196)
Proceeds from disposal of assets	328	320
Net cash used in investing activities	(2,772)	(3,876)
Cash flows from financing activities:
Borrowings under line of credit	63,500	52,000
Repayments under line of credit	(68,500)	(52,000)
Deferred financing costs	(19)	—
Distributions to owners	(18,544)	(54,496)
Net cash used in financing activities	(23,563)	(54,496)
Net increase (decrease) in cash and cash equivalents	15,023	(3,647)
Cash and cash equivalents, beginning of year	2,506	17,529
Cash and cash equivalents, end of year	$17,529	$13,882
Supplemental disclosure of cash flow information:
Cash paid for interest	$36,988	$36,988
Cash paid for income taxes	$9,207	$13,916

See accompanying notes to the combined financial statements.

COMBINED PERPETUAL CORPORATION

NOTES TO THE COMBINED FINANCIAL STATEMENTS

(Dollars in thousands)

NOTE 1—THE COMPANY

These combined financial statements of Combined Perpetual Corporation provide combined financial information of Allbritton Group, LLC (AG), a subsidiary of Perpetual Corporation (Perpetual) and its affiliate, Charleston Television, LLC (Charleston Television), a subsidiary of Allholdco, Inc. (Allholdco), the consolidated income tax activity of Perpetual and certain transaction costs related to the purchase agreement (the Combined Company or Combined Perpetual), dated July, 28 2013, between the Allbritton family and Sinclair Broadcast Group with respect to the acquisition of Perpetual Corporation and Charleston Television, LLC (the Purchase Agreement). Perpetual and Allholdco are collectively referred to as Owners. These Combined Company financial statements are being prepared as a requirement of the Purchase Agreement. See Note 11. These companies are registered in Delaware and are controlled by the Allbritton family. Except for the income tax accounts, the combined financial statements do not include other Perpetual subsidiaries, the “Non-Business Subsidiaries,” as they are defined by the Purchase Agreement.

AG through its wholly owned subsidiary, Allbritton Communications Company (ACC), owns six ABC network-affiliated television stations and Charleston Television owns one ABC network-affiliated television station. Together these stations serve the following seven geographic markets:

Station	Market

ACC
WJLA	Washington, D.C.
WHTM	Harrisburg-Lancaster-York-Lebanon, Pennsylvania
WBMA/WCFT/WJSU	Birmingham (Anniston and Tuscaloosa), Alabama
KATV	Little Rock, Arkansas
KTUL	Tulsa, Oklahoma
WSET	Roanoke-Lynchburg, Virginia
Charleston Television
WCIV	Charleston, South Carolina

The Combined Company also provides 24-hour per day basic cable television programming to the Washington, D.C. market, through NewsChannel 8, primarily focused on regional and local news for the Washington, D.C. metropolitan area.  The operations of NewsChannel 8 are integrated with WJLA (WJLA/NewsChannel 8).

COMBINED PERPETUAL CORPORATION

NOTES TO THE COMBINED FINANCIAL STATEMENTS — (Continued)

(Dollars in thousands)

NOTE 2—SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation—These combined financial statements have been prepared on a stand-alone basis and are derived from the historical consolidated financial statements and accounting records of AG, Charleston Television, and certain components of Perpetual Corporation. The combined financial statements reflect the financial position, results of operations and cash flows as a separate company and have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). The combined financial statements include the accounts of the Combined Company after elimination of all significant accounts and transactions with wholly owned subsidiaries and combined entities.

Use of estimates and assumptions—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates and assumptions.

Revenue recognition—Revenues are generated principally from sales of commercial advertising and are recorded as the advertisements are broadcast net of agency and national representative commissions and music license fees. For certain program contracts which provide for the exchange of advertising time in lieu of cash payments for the rights to such programming, revenue is recorded as advertisements are broadcast at the estimated fair value of the advertising time given in exchange for the program rights. Such barter revenue was $4,301 and $5,025 for the years ended September 30, 2012 and 2013. Subscriber fee revenues are recognized in the period during which programming is provided, pursuant to affiliation agreements with cable television systems, direct broadcast satellite service providers and telephone company operators.

Cash and cash equivalents—The Combined Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

Accounts receivable and allowance for doubtful accounts—The Combined Company maintains an allowance for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. As is customary in the broadcasting industry, the Combined Company does not require collateral for its credit sales, which are typically due within thirty days.  For the years ended September 30, 2012 and 2013 the total allowance for doubtful accounts was $1,509 and $1,407, respectively. Bad debt expense of $595 and $183, respectively, was charged against the allowance for doubtful accounts and the Combined Company had net write offs of $672 and $285, respectively, during the years ended September 30, 2012 and 2013.

Program rights—The Combined Company has entered into contracts for the rights to television programming. Payments related to such contracts are generally made in installments

COMBINED PERPETUAL CORPORATION

NOTES TO THE COMBINED FINANCIAL STATEMENTS — (Continued)

(Dollars in thousands)

over the contract period. Program rights which are currently available and the liability for future payments under such contracts are reflected in the combined balance sheet. The vast majority of the Combined Company’s program rights represent one-year contracts for first-run syndicated programming. As each broadcast over the term of the contract generally provides the same advertising value, such program rights are amortized on a straight-line basis over the contract term. A limited number of multi-year program contracts representing off-network syndicated programming are amortized on an accelerated basis due to the generally higher advertising value of the early broadcasts. Program rights expected to be amortized in the succeeding year and amounts payable within one year are classified as current assets and liabilities, respectively. The program rights are reflected in the combined balance sheets at the lower of unamortized cost or estimated net realizable value based on management’s expectation of the net future cash flows to be generated by the programming.

Property, plant and equipment—Property, plant and equipment are recorded at cost and depreciated over the estimated useful lives of the assets. Maintenance and repair expenditures are charged to expense as incurred and expenditures for modifications and improvements which increase the expected useful lives of the assets are capitalized. Depreciation expense is computed using the straight-line method for buildings and straight-line and accelerated methods for furniture, machinery and equipment. Leasehold improvements are amortized using the straight- line method over the lesser of the term of the related lease or the estimated useful lives of the assets. The Combined Company reviews the carrying amount of property, plant and equipment for impairment whenever events and circumstances indicate that the carrying amount of such assets may not be recoverable. Recoverability is measured by comparison of the carrying amount of the assets to the estimated undiscounted future cash flows associated with them.

The useful lives of property, plant and equipment for purposes of computing depreciation and amortization expense are:

Buildings	15-40 years
Leasehold improvements	5-16 years
Furniture, machinery and equipment	3-20 years

Intangible assets—Intangible assets consist of values assigned to broadcast licenses. The amounts originally assigned to these intangible assets were based on the results of independent valuations using the Greenfield method.  Broadcast licenses are deemed to have indefinite lives and are not amortized but are subject to tests for impairment at least annually each September 30, or whenever events indicate that impairment may exist.  The Combined Company also evaluates the remaining life of its broadcast licenses each period. While broadcast licenses are granted by the Federal Communications Commission (FCC) for a fixed period of time, renewals of these licenses have occurred routinely and at nominal cost.  Costs associated with the renewal of broadcast licenses are expensed as incurred.

Impairment of indefinite-lived intangible assets—When the Combined Company assesses its indefinite-lived intangible assets for impairment it has the option of performing a qualitative

COMBINED PERPETUAL CORPORATION

NOTES TO THE COMBINED FINANCIAL STATEMENTS — (Continued)

(Dollars in thousands)

assessment to determine whether it is more likely than not that an indefinite-lived intangible asset is impaired, before further quantitative impairment testing is necessary.  Relevant factors considered under the qualitative assessment include, but are not limited to, whether there have been changes in macroeconomic conditions, the broadcast industry, the operating model of a broadcast station, the Combined Company’s financial performance and the results of its most recent quantitative assessment. The Combined Company considers these factors and the impact that changes in such factors would have on the inputs used in its most recent quantitative assessment to determine whether, on a station-by-station basis, it is more likely than not that any of its broadcast licenses are impaired.

If the Combined Company concludes through its qualitative assessment that it is more likely than not that its broadcast licenses are impaired, or if the Combined Company chooses to bypass the qualitative assessment, the Combined Company would perform a quantitative assessment using an income approach consistent with the Greenfield methodology used in historical valuation assessments to determine the fair value of the broadcast licenses on a station- by-station basis.  If the results of such assessment yield that the carrying value of a station’s broadcast license exceeds the fair value, any excess would be recorded as the amount of impairment. The income approach assumes an initial hypothetical start-up operation, maturing into an average performing independent or non-affiliated station in a specific television market and giving consideration to other relevant factors such as the number of competing stations within that market. The net cash flows of this hypothetical average market participant are projected from the first year start-up to perpetuity and then discounted back to net present value. The calculated valuation is compared to market transactions in order to confirm the results of the income approach.  The key valuation assumptions include the pre-tax discount rate, the compound annual market revenue growth rates, and operating profit margins, excluding depreciation and amortization, after the hypothetical start-up period.  The inputs used in this assessment are considered to be Level 3 in the fair value hierarchy. See “Fair value” below.

Deferred financing costs—Costs incurred in connection with the issuance of long-term debt are deferred and amortized to other nonoperating expense on a straight-line basis over the term of the underlying financing agreement.

Deferred rent—Rent concessions and scheduled rent increases in connection with operating leases are recognized as adjustments to rental expense on a straight-line basis over the associated lease term.

Concentration of credit risk—Financial instruments that potentially subject the Combined Company to concentrations of credit risk consist principally of certain cash and cash equivalents and receivables from advertisers. The Combined Company invests its excess cash with high- credit quality financial institutions, and concentrations of credit risk with respect to receivables from advertisers are limited as the Combined Company’s advertising base consists of large national advertising agencies and high-credit quality local advertisers.

COMBINED PERPETUAL CORPORATION

NOTES TO THE COMBINED FINANCIAL STATEMENTS — (Continued)

(Dollars in thousands)

Income taxes— The accounting rules for combined financial statements require that the income tax accounts for Perpetual and Charleston Television be calculated as standalone entities and then combined for presentation purposes. Perpetual files a consolidated federal income tax return and a combined state income tax return in certain states. Charleston Television is included in a consolidated federal income tax return filed by its parent company, Allholdco. Charleston Television’s federal and state income tax liabilities are computed based upon statutory federal and state income tax rates applied to Charleston Television’s taxable income.

The accounting rules for income taxes require that the consolidated amount of current and deferred income tax expense for a group that files a consolidated income tax return be allocated among members of the group when those members issue separate financial statements. Allholdco allocates a portion of its consolidated current and deferred income tax expense to Charleston Television as if Charleston Television was a separate taxpayer. Perpetual and Charleston Television both record deferred tax assets to the extent it is more likely than not that such assets will be realized in future periods, and deferred tax liabilities for the tax effects of the differences between the bases of its assets and liabilities for tax and financial reporting purposes.

In conjunction with the preparation of these combined financial statements, Charleston Television recorded income tax expense in accordance with the accounting rules for income taxes.  To the extent that there is a difference between tax payments that would be due as calculated in accordance with the accounting rules and tax payments actually made to Allholdco, such adjustments have been recorded to owners’ deficit.

The Combined Company periodically performs comprehensive reviews of its tax positions and accrues amounts for uncertain tax positions. Based on these reviews, the status of ongoing audits and the expiration of applicable statutes of limitations, accruals are adjusted as necessary in accordance with the accounting rules for income taxes. The resolution of audits is unpredictable and could result in tax liabilities that are significantly higher or lower than what is recorded.

The Combined Company classifies interest and penalties related to its uncertain tax positions as a component of income tax expense.

Fair value—The carrying amount of the Combined Company’s cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and program rights payable approximate fair value due to the short maturity of those instruments.

Accounting guidance provides a fair value hierarchy to categorize three levels of inputs that may be used to measure fair value. The three levels are as follows:

Level 1 — Observable inputs such as quoted prices in active markets for identical assets or liabilities;

Level 2 — Observable inputs other than Level 1, such as quoted prices for similar assets or liabilities; quoted prices for identical assets or liabilities in markets that are not active; or

COMBINED PERPETUAL CORPORATION

NOTES TO THE COMBINED FINANCIAL STATEMENTS — (Continued)

(Dollars in thousands)

other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities;

Level 3 — Unobservable inputs that are supported by little or no market activity which result in the use of management estimates.

The Combined Company estimates the fair value of its long-term debt on a recurring basis. See Note 5.

New accounting standards—In July 2012, the FASB issued new guidance regarding testing indefinite-lived intangible assets for impairment which is intended to reduce the cost and complexity of the annual indefinite-lived asset impairment test by providing entities with the option of performing a qualitative assessment to determine whether further impairment testing is necessary. The revised standard is effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012, with early adoption permitted. The Combined Company early adopted this guidance as part of its annual impairment assessment of its broadcast licenses as of September 30, 2012. The adoption of this guidance had no effect on the Combined Company’s financial position or results of operations.

In July 2013, the Financial Accounting Standards Board (FASB) issued new guidance on the presentation of an unrecognized tax benefit when a net operating loss carryforward exists. This guidance amends existing guidance related to the financial presentation of unrecognized tax benefits by requiring an entity to net its unrecognized tax benefits against the deferred tax assets for all available same-jurisdiction loss or other tax carryforwards that would apply in settlement of the uncertain tax positions. The amendment is effective for fiscal years beginning after December 15, 2013, but early adoption is permitted and the provisions of this guidance may be retrospectively applied. The Combined Company early adopted this guidance and applied the presentation to unrecognized tax benefits that existed as of September 30, 2012 and 2013, respectively. The adoption of this guidance had no effect on the Combined Company’s financial position or results of operations.

In May 2014, the FASB issued a new financial accounting standard on revenue from contracts with customers. The standard outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance. The accounting standard is effective for annual reporting periods, including interim reporting periods within those periods, beginning after December 15, 2016. Early adoption is not permitted. The Combined Company is currently evaluating the impact of this accounting standard.

COMBINED PERPETUAL CORPORATION

NOTES TO THE COMBINED FINANCIAL STATEMENTS — (Continued)

(Dollars in thousands)

NOTE 3—PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consists of the following:

	September 30,
	2012	2013
Buildings and leasehold improvements	$36,307	$36,667
Furniture, machinery and equipment	112,342	102,563
	148,649	139,230
Less accumulated depreciation	(117,501)	(111,594)
	31,148	27,636
Land	2,705	2,585
Construction-in-progress	549	122
	$34,402	$30,343

Depreciation and amortization expense was $10,366 and $7,935 for the years ended September 30, 2012 and 2013.

NOTE 4—INTANGIBLE ASSETS

The carrying value of the Combined Company’s indefinite-lived intangible assets, consisting of its broadcast licenses, at September 30, 2012 and 2013 was $11,590.

The Combined Company tests its indefinite-lived intangible assets for impairment annually on September 30 as well as on an interim basis whenever events indicate that impairment may exist.  The annual impairment tests as of September 30, 2012 and 2013 indicated that it was more likely than not that none of the broadcast licenses were impaired.  No impairment charges were recorded during the years ended September 30, 2012 and 2013.

COMBINED PERPETUAL CORPORATION

NOTES TO THE COMBINED FINANCIAL STATEMENTS — (Continued)

(Dollars in thousands)

NOTE 5—LONG-TERM DEBT

Outstanding debt is solely attributable to ACC and consists of the following:

	September 30,
	2012	2013
Senior Notes, due May 15, 2018 with interest payable semi-annually at 8%	$455,000	$455,000
Credit Agreement, maximum amount of $60,000, expiring April 30, 2015, secured by the assets and outstanding stock of the ACC and its subsidiaries, interest payable quarterly at various rates either from prime plus 1.50% to prime plus 2.25% or from LIBOR plus 2.75% to LIBOR plus 3.50% depending on certain financial operating tests	—	—
	455,000	455,000
Less current maturities	—	—
	$455,000	$455,000

Unamortized deferred financing costs of $7,348 and $5,999 at September 30, 2012 and 2013, respectively, are included in deferred financing costs and other noncurrent assets in the accompanying combined balance sheets. Amortization of the deferred financing costs for the years ended September 30, 2012 and 2013 was $1,429 and $1,349, respectively, and is included in other nonoperating expenses.

Under the borrowing agreements for each of the Senior Notes and the Credit Agreement, ACC is subject to restrictive covenants that place limitations upon payments of cash distributions, dividends, issuance of capital stock, investment transactions, incurrence of additional obligations and transactions with affiliates. The Credit Agreement contains the most restrictive covenants and limitations of this nature. In addition, under the Credit Agreement, ACC must maintain compliance with certain financial covenants. There are no such financial maintenance covenants under the terms of the Senior Notes. Compliance with the financial maintenance covenants under the Credit Agreement is measured at the end of each quarter, and as of September 30, 2013, ACC was in compliance with those financial covenants. ACC is also required to pay a commitment fee ranging from 0.375% to 0.500% per annum based on the amount of any unused portion of the Credit Agreement.

ACC estimates the fair value of its long-term debt on a recurring basis. ACC estimates the fair value of its Senior Notes to be approximately $495,000 and $491,000 at September 30, 2012 and 2013, respectively.  This fair value estimate was determined based on quoted market prices provided by investment banking firms who regularly make a market in ACC’s Senior Notes,

COMBINED PERPETUAL CORPORATION

NOTES TO THE COMBINED FINANCIAL STATEMENTS — (Continued)

(Dollars in thousands)

which is considered to be a Level 2 input.  There was no amount outstanding under ACC’s Credit Agreement as of September 30, 2012 and 2013.

On June 13, 2014 ACC announced it commenced a tender offer (the Tender Offer) for any and all of its outstanding 8% Senior Notes due May 15, 2018. The Tender Offer is being made on the terms and subject to the conditions set forth in the Offer to Purchase dated June 13, 2014 and the related Letter of Transmittal. The principal purpose of the Tender Offer is to acquire any and all of the outstanding Senior Notes in accordance with the terms of the Purchase Agreement. See Note 11.

NOTE 6—INCOME TAXES

The accounting rules for combined financial statements require that the income tax accounts for Perpetual and Charleston Television be calculated as standalone entities and then combined for presentation purposes. Perpetual files a consolidated federal income tax return and a combined state income tax return in certain states. Charleston Television is included in a consolidated federal income tax return filed by its parent company, Allholdco. Charleston Television’s federal and state income tax liabilities are computed based upon statutory federal and state income tax rates applied to Charleston Television’s taxable income. Using the calculation described above, certain activity included in Perpetual’s consolidated income tax provision is not included as a component of these combined financial statements as it is not representative of activity of the Combined Company defined in Note 1. The exclusion of this activity reduces the effective tax rate of the Combined Company.

The accounting rules for income taxes require that the consolidated amount of current and deferred income tax expense for a group that files a consolidated income tax return be allocated among members of the group when those members issue separate financial statements. Allholdco allocates a portion of its consolidated current and deferred income tax expense to Charleston Television as if Charleston Television was a separate taxpayer. Perpetual and Charleston Television both record deferred tax assets to the extent it is more likely than not that such assets will be realized in future periods, and deferred tax liabilities for the tax effects of the differences between the bases of its assets and liabilities for tax and financial reporting purposes.

In conjunction with the preparation of these combined financial statements, Charleston Television recorded income tax expense in accordance with the accounting rules for income taxes.  To the extent that there is a difference between tax payments that would be due as calculated in accordance with the accounting rules and tax payments actually made to Allholdco, such adjustments have been recorded to owners’ deficit.

The Combined Company periodically performs comprehensive reviews of its tax positions and accrues amounts for uncertain tax positions. Based on these reviews, the status of ongoing audits and the expiration of applicable statutes of limitations, accruals are adjusted as necessary in accordance with the accounting rules for income taxes. The resolution of audits is

COMBINED PERPETUAL CORPORATION

NOTES TO THE COMBINED FINANCIAL STATEMENTS — (Continued)

(Dollars in thousands)

unpredictable and could result in tax liabilities that are significantly higher or lower than what is recorded.

The provision for (benefit from) income taxes consists of the following:

	Year Ended September 30,
	2012	2013
Current
Federal	$9,757	$12,024
State	1,139	1,190
	10,896	13,214
Deferred
Federal	(755)	(678)
State	(1,618)	1,120
	(2,373)	442
	$8,523	$13,656

The components of deferred income tax assets (liabilities) are as follows:

	September 30,
	2012	2013
Deferred income tax assets:
State and local net operating loss carryforwards	$5,389	$4,134
Accrued employee benefits	291	264
Deferred rent	1,939	1,662
Deferred revenue	523	105
Allowance for accounts receivable	621	551
Other	702	1,134
	9,465	7,850
Less valuation allowance	(1,252)	(1,120)
	8,213	6,730
Deferred income tax liabilities:
Property, plant and equipment	(2,889)	(1,576)
Intangible assets	(1,641)	(1,913)
Net deferred income tax assets	$3,683	$3,241

COMBINED PERPETUAL CORPORATION

NOTES TO THE COMBINED FINANCIAL STATEMENTS — (Continued)

(Dollars in thousands)

The deferred tax asset related to state and local net operating loss carryforwards of $4,134 at September 30, 2013 represents approximately $80,000 in state and local net operating loss carryforwards in certain jurisdictions which are available for future use for state and local income tax purposes and expire in various years from 2014 through 2031.

The valuation allowance for deferred tax assets decreased $2,539 and $132 during the years ended September 30, 2012 and 2013, respectively. The decrease in the valuation allowance during the year ended September 30, 2012 primarily resulted from management’s evaluation of the recoverability of loss carryforwards. Based upon Perpetual’s cumulative operating results and an assessment of the Perpetual’s expected future results of operations, Perpetual determined that there was significant positive evidence regarding the realization of certain of its state deferred tax assets. After weighing both the positive and negative evidence, Perpetual believes that it is more likely than not that certain of its state deferred tax assets will be realized. As a result, during the year ended September 30, 2012, the Company reversed a portion of its state valuation allowance and recognized an additional net deferred tax asset of $2,539. The decrease in the valuation allowance during the year ended September 30, 2013 principally resulted from continued positive evidence regarding the realization of certain of its state deferred tax assets.

The following table reconciles the statutory federal income tax rate to the Combined Company’s effective income tax rate for income before income taxes:

	Year Ended September 30,
	2012	2013
Statutory federal income tax rate	35.0%	35.0%
Net activity related to entities excluded from combination accounting	(14.3)	(9.6)
State income taxes, net of federal income tax benefit	3.5	3.5
Permanent items, principally a domestic production deduction	(0.1)	(0.9)
Gain on settlement of insurance policies	—	(2.6)
Change in valuation allowance	(5.5)	(0.1)
Other, net	0.1	0.3
Effective income tax rate	18.7%	25.6%

COMBINED PERPETUAL CORPORATION

NOTES TO THE COMBINED FINANCIAL STATEMENTS — (Continued)

(Dollars in thousands)

A reconciliation of the beginning and ending balances of the total amounts of gross unrecognized tax benefits is as follows:

Gross unrecognized tax benefits at September 30, 2011	$7,085
Increases related to current year tax positions	—
Reductions related to expiration of statutes of limitations	(166)

Gross unrecognized tax benefits at September 30, 2012	6,919
Increases related to current year tax positions	—
Reductions related to expiration of statutes of limitations	(116)

Gross unrecognized tax benefits at September 30, 2013	$6,803

As of September 30, 2012 and 2013, the Combined Company had unrecognized tax benefits of $6,919 and $6,803, respectively.  If all such benefits were recognized, $3,138 and $3,063, respectively, would have a favorable impact on the effective tax rate. Of the total gross unrecognized tax benefits of $6,919 at September 30, 2012, $6,447, offset by net operating losses of $3,347, are recorded in deferred rent and other noncurrent liabilities on the accompanying combined balance sheets, and the remaining $472 represents net operating losses which have not been recorded in accordance with the rules surrounding uncertain tax positions. Of the total gross unrecognized tax benefits of $6,803 at September 30, 2013, $6,614, offset by net operating losses of $3,347, are recorded in deferred rent and other noncurrent liabilities on the accompanying combined balance sheets, and the remaining $189 represents net operating losses which have not been recorded in accordance with the rules surrounding uncertain tax positions.

The Combined Company expects that it is reasonably possible that the amount of unrecognized tax benefits will decrease during the next twelve months in the approximate range of $500 to $700, primarily due to the expected expiration of certain statutes of limitations.

The Perpetual Corporation consolidated federal income tax returns for years ended September 30, 2005, 2006, 2007 and 2008 are currently under audit by the Internal Revenue Service (IRS) and as of September 30, 2013 the IRS has proposed significant adjustments to the Perpetual consolidated returns. Perpetual is vigorously defending its positions. Management has considered the proposed audit adjustments in the evaluation of the accruals discussed above. Perpetual is no longer subject to federal or state income tax examinations for 2009, although certain of Perpetual’s net operating loss carryforwards generated prior to 2009 remain subject to examination. Charleston Television is no longer subject to federal or state income tax examinations for years prior to the year ended September 30, 2010.

The Combined Company classifies interest and penalties related to its uncertain tax positions as a component of income tax expense.  Accrued interest and penalties were $545 and $739 at September 30, 2012 and 2013, respectively.  During the years ended September 30, 2012 and 2013, accrued interest and penalties increased $107 and $194, respectively.

COMBINED PERPETUAL CORPORATION

NOTES TO THE COMBINED FINANCIAL STATEMENTS — (Continued)

(Dollars in thousands)

NOTE 7—OWNERS’ DEFICIT

In the ordinary course of business, the Combined Company makes cash advances in the form of distributions to owners. At present, the primary source of repayment of the net advances from the Combined Company is through the ability of the Combined Company to pay dividends or make other distributions.  Accordingly, such amounts have been treated as increases to owners’ deficit in the accompanying combined balance sheets.  There is no immediate intent for these amounts to be repaid.

Certain amounts paid by the Owners of the Combined Company are reflected as noncash adjustments in owners’ deficit, including certain transaction costs and income taxes paid by the Owners, and have been recorded in conjunction with the preparation of these Combined Perpetual financial statements.

The components of owners’ deficit and the related activity during the years ended September 30, 2012 and 2013 consist of the following:

Balance as of September 30, 2011	$(376,107)
Net income	37,108
Distributions to owners	(18,544)
Other noncash changes in tax provision	(6,637)
Balance as of September 30, 2012	(364,180)
Net income	39,640
Distributions to owners	(54,496)
Other noncash changes in tax provision	(1,938)
Balance as of September 30, 2013	$(380,974)

Subsequent to September 30, 2013 and through June 16, 2014 the Combined Company made net distributions to owners of $35,775.

Other Transactions with Related Parties

The Combined Company paid management fees of $694 to its Owners for the years ended September 30, 2012 and 2013, respectively, and such amounts are included in corporate expenses in the combined statements of operations.

The Combined Company has entered into various agreements with Irides, LLC (Irides) to provide the Combined Company’s stations with certain website design, hosting and maintenance services. Irides is an indirect, Non-Business Subsidiary of Perpetual excluded from the Combined Perpetual entities. The Combined Company paid fees of $371 and $186 to Irides

COMBINED PERPETUAL CORPORATION

NOTES TO THE COMBINED FINANCIAL STATEMENTS — (Continued)

(Dollars in thousands)

during the years ended September 30, 2012 and 2013, respectively. These fees are included in television operating expenses in the combined statements of operations. The Combined Company also provided certain office space to Irides. Charges for this space totaled $163 and $83 for the years ended September 30, 2012 and 2013, respectively, and such amounts are included as an offset to television operating expenses in the combined statements of operations. Effective April 1, 2013, Irides discontinued providing these services to the Combined Company in conjunction with POLITICO’s assumption of certain activities of the Irides business.

POLITICO, an affiliate of the Combined Company, provides the Combined Company with certain website development services. The Combined Company was charged $163 and $152 for such services during the years ended September 30, 2012 and 2013, respectively. These fees are included in television operating expenses in the combined statements of operations. Additionally, effective April 1, 2013, POLITICO began providing certain website design, hosting and maintenance services previously performed by Irides as well as certain facilities-related services previously performed by Combined Company personnel. The charges for these services totaled $458 during the year ended September 30, 2013 and were included in television operating expenses in the combined statements of operations. The Combined Company also provides certain office space and, until April 1, 2013, facilities-related services to POLITICO. Such charges totaled $1,050 and $1,090 for the years ended September 30, 2012 and 2013, respectively, and are included as an offset to television operating expenses in the combined statements of operations.

NOTE 8—RETIREMENT PLANS

A defined contribution savings plan is maintained for eligible employees of the Combined Company and certain of its affiliates. Under the plan, employees may contribute a portion of their compensation subject to IRS limitations and the Combined Company contributes an amount equal to 50% of the contribution of the employee not to exceed 6% of the compensation of the employee.  The amounts contributed to the plan by the Combined Company on behalf of its employees totaled approximately $1,155 and $1,157 for the years ended September 30, 2012 and 2013, respectively.

The Combined Company also contributes to certain other multi-employer union pension plans on behalf of certain of its union represented employees in accordance with the terms of the applicable collective bargaining agreements.  Certain union represented employees are permitted to participate in Combined Company sponsored benefits; however others are required by the applicable collective bargaining agreement to participate in union sponsored benefits. Substantially all of the union represented employees that participate in union sponsored benefits, are covered under the AFTRA Health Plan, Employer Identification Number (EIN) 13-3467049, Plan No. 502, and the AFTRA Retirement Plan, EIN 13-6414972, Plan No. 001 (the Plan, or collectively, the Health and Retirement Fund). The Combined Company does not sponsor or administer either of those plans. The Combined Company’s contributions to the Health and Retirement Fund are set out in the Combined Company’s collective bargaining agreement with

COMBINED PERPETUAL CORPORATION

NOTES TO THE COMBINED FINANCIAL STATEMENTS — (Continued)

(Dollars in thousands)

AFTRA (the Agreement), which expires on September 30, 2015. The Agreement requires the Combined Company to pay the Health and Retirement Fund amounts based on each eligible employee’s salary, not to exceed an agreed upon salary limit. The amounts contributed to the Health and Retirement Fund totaled approximately $663 and $767 for the years ended September 30, 2012 and 2013, respectively, and did not represent greater than 5% of the total Plan contributions. The Combined Company does not control the application of contributions to the separate AFTRA Health and Retirement Plans. In addition, the Combined Company was not required to pay a surcharge to the Plan during the years presented.

The risks of participating in a multi-employer pension plan differ from a single-employer pension plan primarily due to the following:

•                    Assets contributed to a multi-employer pension plan by one employer may be used to provide benefits to employees of other participating employers;

•                    If a participating employer stops contributing to a multi-employer pension plan, the unfunded obligations of that plan may be borne by the remaining participating employers; and

•                    If a participating employer stops participating in a multi-employer pension plan, that employer may be required to pay the plan an amount based on the underfunded status of the plan, referred to as a withdrawal liability.

The Plan was not in endangered or critical status during any of the years presented, as defined under the Pension Protection Act of 2006. Accordingly, no funding improvement or rehabilitation plan has been implemented or is pending. The Plan elected to extend the amortization period for its 2008 net investment losses and to smooth the net investment losses over ten years in the actuarial value of assets.

NOTE 9—COMMITMENTS AND CONTINGENT LIABILITIES

The Combined Company leases office and studio facilities and machinery and equipment under operating leases pursuant to noncancellable lease terms expiring in various years through 2023. Certain leases contain provisions for renewal and extension. In addition, the Combined Company has entered into contractual commitments in the ordinary course of business for the rights to television programming which is not yet available for broadcast as of September 30, 2013. The Combined Company has also entered into network affiliation agreements with ABC, expiring December 31, 2017. Under these agreements, the Combined Company must make specific minimum payments for the various program rights. The Combined Company has also entered into various employment contracts which include future guaranteed payments.

COMBINED PERPETUAL CORPORATION

NOTES TO THE COMBINED FINANCIAL STATEMENTS — (Continued)

(Dollars in thousands)

Future minimum payments for these contractual program commitments, employment contracts and operating leases which have remaining terms in excess of one year as of September 30, 2013, are as follows:

	Program	Employment	Operating
Year ending September 30,	Rights	Contracts	Leases
2014	$13,103	$12,762	$6,123
2015	22,019	3,100	6,182
2016	23,101	1,687	6,186
2017	20,136	345	4,620
2018	5,291	90	641
2019 and thereafter	562	—	2,251
	$84,212	$17,984	$26,003

Rental expense under operating leases aggregated approximately $4,400 for each of the years ended September 30, 2012 and 2013.

The Combined Company also has certain obligations and commitments under various executory agreements to make future payments for goods and services.  These agreements secure the future rights to certain goods and services to be used in the normal course of operations.

The Combined Company has separately entered into various retention agreements with certain key employees of the Combined Company. These retention agreements are not included in the table above. See Note 11.

The Combined Company currently and from time to time is involved in litigation incidental to the conduct of its business, including suits based on defamation and employment activity. The Combined Company is not currently a party to any lawsuit or proceeding which, in the opinion of management, could reasonably be expected to have a material adverse effect on the Combined Company’s financial condition, results of operations or cash flows.

NOTE 10—COMBINED COMPANY-OWNED LIFE INSURANCE POLICIES

During the year ended September 30, 2013, Combined Company-owned life insurance policies terminated upon the death of the insured, the Combined Company’s founder and former Chairman. As a result, the Combined Company recognized a $3,993 non-taxable gain representing the difference between the death benefit and the cash surrender value of the policies. The resulting gain was recorded as a component of nonoperating income in the accompanying combined statements of operations, and served to reduce the Combined Company’s effective tax rate for the year ended September 30, 2013. The Combined Company received total proceeds of $18,102 from the policies during the year ended September 30, 2013.

COMBINED PERPETUAL CORPORATION

NOTES TO THE COMBINED FINANCIAL STATEMENTS — (Continued)

(Dollars in thousands)

NOTE 11—PURCHASE AGREEMENT

On July 28, 2013, the Allbritton family entered into an agreement to sell the stock of Perpetual and the equity interest of its affiliate, Charleston Television to the Sinclair Broadcast Group for an aggregate purchase price of $985,000, subject to adjustment for working capital. Completion of the transaction is subject to customary closing conditions, including FCC approval and antitrust clearance, as applicable, and is expected to close during the third calendar quarter of 2014, subject to the satisfaction of these conditions.

In anticipation of, and conditioned on the consummation of this transaction, Perpetual and certain of its Business Subsidiaries, as defined by the Purchase Agreement and Charleston Television have separately entered into various retention agreements with certain key employees of the Combined Company. These agreements provide a bonus payment upon the completion of the sale of Perpetual and Charleston Television to those certain key employees who remain employed by the Combined Company, or its assignee, and will be payable on, or after closing. As of September 30, 2013, the Combined Company has not accrued any amounts for these potential future obligations.

In addition, in accordance with the terms of the Purchase Agreement, ACC is required to purchase or redeem all outstanding Senior Notes and repay in full any outstanding debt under the Credit Agreement as of the closing date.